EXHIBIT 10.1

AMENDMENT NO. 1

TO

LETTER OF INTENT

THIS AMENDMENT NO. 1 TO LETTER OF INTENT is entered into this 6th day of March 2019 by and between TransBiotec, Inc. (“TransBio”) and First Capital Holdings, LLC (“FCH”). TransBio and FCH may each be referred to herein as a “Party” and, together, may be referred to as the “Parties.”

WHEREAS, TransBio and FCH have entered into a Letter of Intent dated October 29, 2018 (the “LOI”) pursuant to which FCH will exchange all of its right, title and interest to certain assets for 60% (on a fully diluted basis) of the common stock of TransBio; and

WHEREAS, the LOI requires that both parties thereto complete their initial due diligence investigations by 12:00 PM Mountain Standard Time on December 8, 2018 unless the Definitive Agreement specifies a different deadline for completion of such due diligence review, that a Definitive Agreement be executed on or before December 15, 2018 and that the closing of the transaction occur on or before December 31, 2018; and

WHEREAS, the Parties have previously orally agreed to extend the above-referenced deadlines and now desire to memorialize that agreement in a written document.

NOW, THEREFORE, in consideration of the mutual benefits to the Parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows.

1. Paragraph 8 of the LOI is hereby amended to provide that each Party will have until 11:59 PM (Mountain Standard Time) March 29, 2019 to complete its initial due diligence review, unless the Definitive Agreement specifies a different deadline for completion of such due diligence review.

2. Paragraph 7 of the LOI is hereby amended to provide that a Definitive Agreement must be executed on or before March 22, 2019 in order for the LOI to not automatically terminate unless otherwise agreed by the Parties.

3 Paragraph 2 of the LOI is hereby amended to provide that the closing shall occur on or before May 31, 2019.

4. This Amendment No. 1 to Letter of Intent may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Letter of Intent to be executed as of the 6th day of March 2019, by their respective officers thereunto duly authorized.

TRANSBIOTEC, INC.

By:	/s/ Charles Bennington
Charles Bennington, Chief Executive Officer

FIRST CAPITAL HOLDINGS, LLC

By:	/s/ Gary Graham
Gary Graham, Manager

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